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                                                                  EXHIBIT 10-122


                                                               SUTTONS REST HOME


                           PURCHASE AND SALE AGREEMENT


         THIS PURCHASE AND SALE AGREEMENT (this "AGREEMENT") is made and entered into as of the 14th day of November, 2003 (the "EFFECTIVE DATE") by and between DIVERSICARE ASSISTED LIVING SERVICES NC II, LLC, a Delaware limited liability company ("SELLER"), and MARGARET SUTTON, an individual resident of North Carolina or her permitted assigns ("BUYER"), with reference to the following:

         A. Seller is the owner of the improved real property located at 4258 US 13 North, Goldsboro, Wayne County, North Carolina, formerly operated by Seller as an adult care home facility known as Suttons Rest Home.

         B. Buyer desires to purchase from Seller, and Seller is willing to sell and convey to Buyer, all of Seller's right, title and interest in and to said real property, together with certain personal property located thereon and certain other assets relating thereto, for the Purchase Price and subject to the conditions contained in this Agreement.

         NOW, THEREFORE, in consideration of the Deposit (as hereinafter defined) paid by Buyer hereunder, the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.       PURCHASE AND SALE.

         1.1 PURCHASED ASSETS. Subject to the terms and conditions of this Agreement, Seller agrees to sell, assign, transfer and convey to Buyer and Buyer agrees to accept and purchase from Seller, for the Purchase Price set forth in
Section 3 hereof, the following (collectively, the "PURCHASED ASSETS"):

             1.1.1 All of Seller's right, title and interest in and to (i) that certain tract or parcel of land located in the City of Goldsboro, Wayne County, North Carolina, and being more particularly described in Exhibit A attached hereto and made a part hereof (the "LAND"), together with all rights, tenements, heriditaments, easements, privileges and appurtenances belonging or pertaining thereto, and (ii) all buildings, structures or other improvements located on the Land, including without limitation the adult care home facility, single family residence and storage house formerly operated and known as Suttons Rest Home (the "FACILITY"), all sidewalks, landscaping, parking lots and structures, and driveways located thereon, and all permanently affixed fixtures located on, in or used in connection with, and permanently affixed or incorporated into, the Land, together with all replacements, additions and accessions thereto collectively, including the Facility, (the



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"IMPROVEMENTS") (the "Land" and Improvements" are sometimes hereinafter collectively referred to as the "REAL PROPERTY");

             1.1.2 The following items of machinery, equipment, furniture, furnishings, supplies, inventory and other movable tangible personal property owned by Seller and located at or on the Real Property and formerly used in connection with the operation of the Facility (the "PERSONAL PROPERTY"): two (2) old hospital beds, one (1) upright piano (broken), and one (1) commercial gas stove.

             1.1.3 All of Seller's right, title and interest in and to the name "Suttons Rest Home" (the "FACILITY NAME");

         1.2 EXCLUDED ASSETS. There is specifically excluded from the Purchased Assets, and anything herein to the contrary notwithstanding, Seller is not selling, assigning or transferring to Buyer, and Buyer is not acquiring and purchasing from Seller, any of the following: (a) any right to the use of the names "Advocat" or "Diversicare" or any derivative thereof; (b) any items of machinery, equipment, furniture, furnishings, supplies, inventory and other movable tangible personal property owned by the Seller other than the Personal Property (c) the dryer in the laundry room at the Facility which is leased from Coinmach and which Seller will remove (or cause to be removed) prior to Closing;
(d) the Medicaid provider number of Seller for the Facility; and (e) the license of Seller from the State of North Carolina to operate the Facility as an adult care home. Buyer acknowledges and agrees that in the event it desires to use the Facility as an adult care home after Closing, Buyer must, at its own cost and expense, make application for and obtain from the State of North Carolina a new license to operate the home as an adult care home and a new Medicaid provider number for reimbursement under the applicable state and/or federal Medicaid programs together with any other licenses, permits and certifications necessary or required to operate the Facility as an adult care home. Buyer further acknowledges and agrees that Buyer shall have no right to, and will not, have the right to use the Medicaid provider number of Seller for any purpose on and after the Closing Date. The provisions of this Section 1.2 shall survive the Closing.

         1.3 DELIVERY OF PERSONAL PROPERTY. The presence of the Personal Property at the Facility on the Closing Date shall constitute delivery thereof. Any items of Personal Property containing the name or logo of "Diversicare" or "Advocat", or any derivative thereof, shall be replaced by Buyer and either destroyed or returned to Seller promptly following the Closing Date.

2.       PURCHASE PRICE AND DEPOSIT.

         2.1 PURCHASE PRICE. The purchase price payable at closing by wire transfer of immediately available funds to the order of Seller for the Property shall be Sixty Thousand Dollars ($60,000.00) (the "PURCHASE PRICE"), subject to such adjustment as may be provided for in this Agreement.

         2.2 PAYMENT OF PURCHASE PRICE. The Purchase Price shall be payable as follows:

             2.2.1 Concurrently with the execution of this Agreement by Buyer and Seller, and as a condition precedent to the effectiveness hereof, Buyer shall deposit in escrow with Harwell Howard Hyne Gabbert & Manner, P.C., ("ESCROW HOLDER"), in cash or by wire transfer of immediately available, same day federal funds, the sum of Two Thousand Five Hundred Dollars


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($2,500.00) (the "DEPOSIT"). Immediately upon Escrow Holder's receipt of the
Deposit (the "OPENING OF ESCROW"), Escrow Holder shall deposit the same in a federally insured non-interest-bearing account.

             2.2.2 Provided all the conditions in Section 7.1 hereof have been satisfied or waived by Buyer, Buyer shall deposit with Seller by wire transfer of immediately available, same day federal funds on the Closing Date an amount equal to the Purchase Price less the Deposit plus or minus applicable prorations pursuant to Section 9 hereof.

         2.3 DISPOSITION OF DEPOSIT UPON FAILURE TO CLOSE. If the Closing fails to occur due to Buyer's default under this Agreement, then the disposition of the Deposit shall be governed by Section 11.1 hereof; if the Closing fails to occur due to Seller's default under this Agreement, then the Deposit shall promptly be refunded to Buyer; and if the Closing fails to occur due to the failure of any of the conditions set forth in Sections 7.1 or 7.2 hereof other than as a result of Buyer's or Seller's default under this Agreement, then the disposition of the Deposit and all interest accrued thereon shall be governed by
Section 7.3 hereof.

3.       CLOSING; CLOSING DATE.

         3.1 CLOSING; CLOSING DATE. The closing of the purchase and sale of the Purchased Assets (the "CLOSING") shall occur on a date (the "CLOSING DATE") that is mutually agreed upon by the parties but in all events not later than November 20, 2003. The Closing shall be held at the offices of Seller's attorney or the Title Company (as defined in Section 4.2.1) in North Carolina (the "CLOSING AGENT"), which at Seller's or Buyer's election may be effectuated by forwarding all executed documents and other items necessary to effect the Closing to the Closing Agent without the necessity of the parties actually being present for the Closing.

4.       PROPERTY INFORMATION; TITLE REVIEW; INSPECTIONS AND DUE DILIGENCE.

         4.1 PROPERTY INFORMATION. Prior to Closing, Seller shall make available to Buyer at the Facility, or will deliver to Buyer's representative as directed by Buyer, if any, to the extent in Seller's possession, and control and readily available, the following (the "PROPERTY INFORMATION"): the most current title insurance policy issued to Seller with respect to the Real Property, the most current surveys prepared for Seller with respect to the Real Property; any prior environmental (including any Phase I or Phase II reports), engineering, landscape, utility and other reports or studies made with respect to the Real Property; any architectural plans and specifications and as built plans for the Real Property; and such other information and documentation with respect to the Real Property as Buyer shall reasonably request that Seller has in its possession or control. Seller makes no representation or warranty as to the truth, accuracy or completeness of any Property Information delivered by Seller to Buyer in connection with the transaction contemplated hereby. Buyer acknowledges and agrees that all Property Information delivered by Seller to Buyer in connection with the transaction contemplated hereby are provided to Buyer as a convenience only and that any reliance on or use of such materials, data or information by Buyer shall be at the sole risk of Buyer.

         4.2 TITLE AND SURVEY REVIEW; TITLE POLICY.



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             4.2.1 TITLE REPORT. Buyer, at its option and sole cost and expense, may obtain from a title insurance company acceptable to Buyer and authorized to provide title insurance in the State of North Carolina (the "TITLE Company") a preliminary report or title commitment for an owner's policy of title insurance covering the Real Property (the "TITLE REPORT"), together with copies of all documents (collectively, the "TITLE DOCUMENTS") referenced in the Title Report. Buyer, at its option and sole cost and expense, may (a) obtain a new survey for the Real Property or (b) cause an existing survey of the Real Property to be updated or recertified (the "SURVEY"). Buyer understands and acknowledges that if Buyer elects to obtain a Title Report and/or a Survey, the completion and/or delivery of the Title Report and the Survey shall not be a condition precedent to the Closing.

             4.2.2 TITLE REVIEW AND CURE. If Buyer elects to obtain a Title Report or Survey, Buyer shall have the right to give Seller written notice of any objections with respect to any defects in the condition of title or other matters adversely affecting the Real Property shown on or by the Title Report and/or the Survey ("DEFECTS"), Buyer shall deliver to Seller written notice ("BUYER'S TITLE NOTICE") of any Defects promptly following Buyer's receipt and review of the Title Report and/or Survey but in all events not later than five
(5) days prior to Closing (the "TITLE REVIEW PERIOD"). Buyer shall provide Seller with a copy of the Title Report, any Title Documents and the Survey obtained by Buyer with Buyer's Title Notice. The failure of Buyer to deliver to Seller Buyer's Title Notice on or before the expiration of the Title Review Period shall be deemed to constitute Buyer's approval of the condition of title and survey to the Real Property. If Buyer so gives Seller notice of any Defects, then Seller may, but shall have no obligation to, eliminate the Defects to Buyer's reasonable satisfaction on or before Closing by giving Buyer written notice ("SELLER'S TITLE NOTICE") of those Defects, if any, which Seller agrees to so eliminate by the Closing Date. If Seller does not elect to, or is unable to, eliminate any Defects, or Buyer disapproves Seller's Title Notice, then Buyer shall have the right, upon delivery to Seller, on or before Closing, of a written notice to either: (a) waive its prior disapproval and notice of Defects, and proceed with Closing, in which event the Defects shall be deemed approved; or (b) terminate this Agreement. If Buyer elects to terminate this Agreement as provided in clause (b) above, this Agreement shall automatically terminate, the parties shall be released from all further obligations under this Agreement (except pursuant to any provisions which by their terms survive a termination of this Agreement), the Deposit shall be immediately returned to Buyer and Buyer shall immediately return all Property Information to Seller. Buyer shall be deemed to have approved any title exception shown on or by the Title Report and/or the Survey to which either Buyer did not object as provided above, or to which Buyer did object, but with respect to which Buyer did not terminate this Agreement as provided above, and the same shall be deemed a Permitted Exception (as hereinafter defined).

             4.2.3 DELIVERY OF TITLE POLICY AT CLOSING. If Buyer elects to obtain a Title Report and this Agreement is not terminated before Closing as elsewhere provided herein, then Buyer shall have the right, at its option and sole cost and expense, to cause the Title Company to issue and deliver to Buyer at the Closing, with respect to the Real Property, a ALTA Owner's Policy of Title Insurance in current ALTA Form (the "TITLE POLICY"), or a pro forma policy or marked commitment for the same, dated as of the date and time of the recording of the Deed (as such term is defined in Section 6.1 hereof) for the Real Property, in the amount of the Purchase Price, insuring Buyer as owner of good and marketable title to the Real Property, subject to the Permitted Exceptions (as hereinafter defined). For purposes of this Agreement, "PERMITTED EXCEPTIONS" shall mean and include (a) any lien to secure payment of real estate taxes, including special assessments, not




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delinquent, (b) all applicable laws, ordinances, rules and governmental regulations (including, without limitation, those relating to building, zoning and land use) affecting the development, use, occupancy or enjoyment of the Real Property, and (c) all restrictions, protective and restrictive covenants, rights of way, easements, reservations and other matters applicable to the Real Property (except for those title or survey matters, if any, objected to, and not waived or approved, by Buyer in accordance with Section 4.2.2, above).

         4.3 INSPECTIONS.

             4.3.1 INSPECTIONS. Buyer has had the opportunity to examine and inspect the Purchased Assets and is satisfied with the physical condition, quality and state of repair of the Purchased Assets and their suitability for Buyer's intended use. Buyer acknowledges that the Real Property may not be in compliance with certain building, fire, safety and health codes and requirements, including without limitation, compliance with requirements relating to the operation of the sewage treatment and disposal system located on the Property, and that Buyer may be required to remediate the same in accordance with applicable law after Closing. Until Closing, Buyer, its agents, and employees shall have the right, at Buyer's sole risk, cost and expense, to continue to examine and make physical studies, tests, inspections and assessments of the Real Property and to conduct all other examinations, inspections and investigations of the Real Property as Buyer deems reasonably necessary. All physical tests, studies, inspections and assessments shall be conducted at reasonable times during normal business hours, and after at least twenty-four (24) hours prior notice to Seller or Seller's agent, and Seller or Seller's agent shall have the right to accompany Buyer during any activities performed by Buyer at the Facility or otherwise on the Real Property. Any inspection, examination or test conducted by Seller will be conducted in a good and workmanlike manner, promptly prosecuted to completion, and will not violate any law or regulation of any governmental entity having jurisdiction over the Purchased Assets. At Seller's request, Buyer shall provide Seller (at no cost to Seller) with a copy of the results of any tests and inspections made by Buyer. If any inspection or test disturbs the Real Property, Buyer will restore the Real Property to the same condition as existed before the inspection or test. Buyer shall defend, indemnify Seller and hold Seller, Seller's trustees, officers, tenants, agents, contractors and employees and the Real Property harmless from and against any and all losses, costs, damages, claims, or liabilities, including but not limited to, mechanic's and materialmen's liens and Seller's reasonable attorneys' fees, arising out of or in connection with Buyer's, its agents, contractors, employees, or invitees entry upon or inspection of the Real Property made pursuant to this Section 4.3.1. The right provided herein may be revoked by Seller at any time if Buyer does not comply with the provisions of this Section 4.3.1 and shall in any event be deemed revoked upon termination without Closing of this Agreement. The provisions of this Section 4.3.1 shall survive the Closing or the earlier termination of this Agreement.

5.       RISK OF LOSS

         5.1 DAMAGE OR CONDEMNATION. Risk of loss resulting from any condemnation or eminent domain proceeding, which is commenced or has been threatened against the Real Property before the Closing Date, and risk of loss to the Real Property due to fire, flood or any other cause before the Closing Date, shall remain with Seller. If before the Closing Date the Real Property or any portion thereof shall be materially damaged, or if the Real Property or any material portion thereof shall be subjected to a bona fide threat of condemnation or shall become the subject of any




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proceedings, judicial, administrative or otherwise, with respect to the taking by eminent domain or condemnation, then Buyer may elect not to acquire the Real Property by delivering written notice of such election to Seller within five (5) days after Buyer learns of the damage or taking, in which event Buyer shall no longer be obligated to purchase, and Seller shall no longer be obligated to sell, sign, transfer or convey the Real Property, the Deposit shall be immediately refunded to Buyer, Buyer shall immediately return all Property Information to Seller and, except for those provisions of this Agreement which expressly survive the termination of this Agreement, the parties hereto shall have no further obligations hereunder. If the Closing Date is within the aforesaid 5-day period, then the Closing shall be extended to the next business day following the end of said 5-day period. If no such election is made, and in any event if the damage is not material, this Agreement shall remain in full force and effect, the assignment and purchase contemplated herein, less any interest taken by eminent domain or condemnation, shall be effected with no further adjustment, and upon the Closing, Seller shall assign, transfer and set over to Buyer all of the right, title and interest of Seller in and to any awards that have been or that may thereafter be made for such taking, and Seller shall assign, transfer and set over to Buyer any insurance proceeds that may thereafter be made for such damage or destruction, giving Buyer a credit at the Closing for any deductible under such policies. For purposes of this Section 5.4, the phrase(s) (i) "MATERIAL DAMAGE" or "MATERIALLY DAMAGED" means damage reasonably exceeding ten percent of the Purchase Price of the Real Property, and
(ii) "MATERIAL PORTION" means any portion of the Real Property that has a "fair market value" exceeding 10% of the Purchase Price of the Real Property.

6.       SELLER'S AND BUYER'S DELIVERIES

         6.1 SELLER'S DELIVERIES. On or before the Closing Date, Seller shall deliver (or cause to be delivered) the following:

             (a) DEED. A Special Warranty Deed (the "DEED") executed and acknowledged by Seller and in recordable form, conveying to Buyer Seller's interest in and to the Real Property, free and clear of all liens and encumbrances made, suffered or created by Seller other than Permitted Exceptions.

             (b) BILL OF SALE. Bill of Sale and Assignment transferring to Buyer all of Seller's interest in the Personal Property;

             (c) FACILITY NAME. An Assignment of the Facility Name;

             (d) STATE LAW DISCLOSURES. Such disclosures and reports, if any, as are required by applicable state and local law in connection with the conveyance of Seller's interest of the Real Property.

             (e) FIRPTA. A Foreign Investment in Real Property Tax Act affidavit executed by Seller, stating that Seller is not a "foreign person" as defined in such Act.

             (f) CLOSING STATEMENT. An executed closing statement consistent with this Agreement.



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             (g) ADDITIONAL ITEMS. To the extent in Seller's possession, all keys, if any, used in the operation of the Real Property.

         6.2 BUYER'S DELIVERIES. On or before the Closing Date, Buyer shall deliver (or cause to be delivered) the following:

             (a) PURCHASE PRICE. The Purchase Price, less the Deposit that is applied to the Purchase Price, plus or minus applicable prorations, in immediate, same-day federal funds wired for credit into the Escrow Holder's escrow account and deposited in Escrow Holder's escrow account no later than 3:00 p.m. (EST) on the Closing Date.

             (b) STATE LAW DISCLOSURES. Such disclosures and reports, if any, as are required by applicable state and local law in connection with the conveyance of the Real Property.

             (c) CLOSING STATEMENT. An executed closing statement consistent with this Agreement.

7.       CONDITIONS TO BUYER'S AND SELLER'S OBLIGATIONS.

         7.1 CONDITIONS TO BUYER'S OBLIGATIONS. The Closing and Buyer's obligation to consummate the transaction contemplated by this Agreement are subject to the satisfaction of the following conditions for Buyer's benefit (or Buyer's waiver thereof, it being agreed that Buyer may waive any or all of such conditions) on or prior to the Closing Date or on the dates designated below for the satisfaction of such conditions:

             (a) As of the Closing Date, Seller shall have performed its respective obligations hereunder and all deliveries to be made at Closing by Seller shall have been tendered;

             (b) There shall exist no actions, suits, arbitrations, claims, attachments, proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings, pending or threatened against Seller that would materially and adversely affect Seller's ability to perform its respective obligations under this Agreement;

             (c) There shall exist no pending or threatened action, suit or proceeding with respect to Seller before or by any court or administrative agency which seeks to restrain or prohibit, or to obtain damages or a discovery order with respect to, this Agreement or the consummation of the transaction contemplated hereby; and

         7.2 CONDITIONS TO SELLER'S OBLIGATIONS.

         The Closing and Seller's obligations to consummate the transaction contemplated by this Agreement are subject to the satisfaction of the following conditions for Seller's benefit (or Seller's waiver thereof, it being agreed that Seller may waive any or all of such conditions) on or prior to the Closing Date or the dates designated below for the satisfaction of such conditions:



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             (a) As of the Closing Date, Buyer has performed its obligations hereunder and all deliveries to be made at Closing by Buyer shall have been tendered including, without limitation, the Deposit;

             (b) There shall exist no actions, suits, arbitrations, claims, attachments, proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings, pending or threatened against Buyer that would materially and adversely affect Buyer's ability to perform its obligations under this Agreement;

             (c) There shall exist no pending or threatened action, suit or proceeding with respect to Buyer before or by any court or administrative agency which seeks to restrain or prohibit, or to obtain damages or a discovery order with respect to, this Agreement or the consummation of the transaction contemplated hereby; and

             (d) Seller shall have received all consents and assignments and approvals from all third parties from whom such consents to assignments or approvals are necessary under all contracts, covenants and other agreements relating to the Purchased Assets, including the consent of Seller's lenders, General Motors Acceptance Corporation and AmSouth Bank, which currently have liens on the Real Property and a security interest in the Personal Property.

         7.3 PROCEDURE UPON FAILURE OF CONDITION. If any condition set forth in Sections 7.1 or 7.2 hereof is not satisfied or waived for a reason other than the default of Buyer or Seller in the performance of their respective obligations under this Agreement, then, at the written election of the party for whose benefit the condition was imposed, which written election must be made (i) within three (3) business days after the date such condition was to be satisfied or (ii) the Closing Date, whichever first occurs, this Agreement shall terminate, the Escrow holder shall promptly deliver the Deposit to Buyer, Buyer shall return to Seller the Property Information and Closing Agent shall promptly return to Buyer and to Seller all documents, if any, deposited with Closing Agent.


8.       CHARGES AND EXPENSES.

         8.1 EXPENSES AND TITLE CHARGES.

             (a) Closing costs and charges shall be allocated between Seller and Buyer as follows:

                 (i) Seller shall pay for: (1) preparation of the Deed; and (2) the commission described in Section 12 hereof.

                 (ii) Buyer shall pay (1) the cost of the Title Policy, if any,
(2) the cost of the Survey, if any; and (3) all sales, gross receipts, compensating, stamp, excise, documentary, transfer, deed or similar taxes or fees (City, County and State) payable in connection with the consummation of the transactions contemplated by this Agreement.



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                 (iii) Except to the extent otherwise specifically provided herein, all other expenses incurred by Seller and Buyer with respect to the negotiation, documentation and closing of this transaction, including, without limitation, Buyer's and Seller's respective attorneys' fees, shall be borne and paid by the party incurring same.

9.       PRORATIONS.

         9.1 TAXES AND ASSESSMENTS. Real estate and personalty taxes and assessments ("TAXES") imposed by any governmental authority with respect to the Real Property and Personal Property for the relevant tax year in which the Closing occurs and that are not yet due and payable shall be prorated as of the Closing Date based upon the most recent ascertainable assessed values and tax rates and based upon the number of days Buyer and Seller will have owned the Real Property and Personal Property during such relevant tax year. Seller shall receive a credit for any Taxes already paid by Seller and applicable to any period after the Closing Date. Seller shall pay all Taxes for the years prior to the year in which Closing occurs, if any. In the event any of the Taxes are delinquent at the time of Closing, the same shall be paid at Closing.

         9.2 UTILITIES AND UTILITY DEPOSITS. Utilities for the Real Property, if any, for which Seller is responsible including water, sewer, electric, and gas, based upon the last reading of meters prior to the Closing Date, shall be prorated. Seller shall be entitled to claim and be paid all security deposits made by Seller and held by any of the utility companies providing service to the Real Property. Buyer shall be responsible for making any security deposits required by utility companies providing service to the Real Property. Seller shall endeavor to obtain meter readings on the day before the Closing Date, and if such readings are obtained, there shall be no proration of such items and Seller shall pay at Closing the bills therefore for the period to the day preceding the Closing, and Buyer shall pay the bills therefore for the period subsequent thereto. If the utility company will not issue separate bills, Buyer will receive a credit against the Purchase Price for Seller's portion and will pay the entire bill prior to delinquency after Closing.



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10.      AS-IS.

         10.1 AS-IS. As of Closing, Buyer will have examined and inspected the Purchased Assets, including the Real Property, and will know and be satisfied with the physical condition, quality, quantity and state of repair of the Purchased Assets in all respects (including, without limitation, the compliance of the Real Property with the Americans With Disabilities Act of 1990 Pub.L. 101-336, 104 Stat. 327 (1990), and any comparable local or state laws (collectively, the "ADA")); reviewed the Property Information and all instruments, records and documents which Buyer deems appropriate or advisable to review in connection with this transaction; reviewed all applicable laws, ordinances, rules and governmental regulations (including, but not limited to, those relating to building, zoning and land use) affecting the development, use, occupancy or enjoyment of the Real Property; at its own cost and expense, made its own independent investigation respecting the Purchased Assets and all other aspects of this transaction, and shall have relied thereon and on the advice of its consultants in entering into this Agreement; and Buyer, by proceeding with the Closing of this transaction, shall be deemed to have determined that the same are satisfactory to Buyer.

              BUYER HEREBY ACKNOWLEDGES THAT THE PURCHASED ASSETS ARE PROPERTY USED FOR BUSINESS PURPOSES AND NOT RESIDENTIAL REAL PROPERTY AND AGREES THAT THE REAL PROPERTY IS EXEMPT FROM, AND THAT SELLER IS NOT REQUIRED TO PROVIDE, ANY RESIDENTIAL PROPERTY DISCLOSURES WITH RESPECT TO THE REAL PROPERTY.


              BUYER HEREBY ACKNOWLEDGES AND AGREES THAT THIS SALE IS MADE AND WILL BE MADE WITHOUT REPRESENTATION, COVENANT, OR WARRANTY OF ANY KIND (WHETHER EXPRESS, IMPLIED, OR, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, STATUTORY) BY SELLER. AS A MATERIAL PART OF THE CONSIDERATION FOR THIS AGREEMENT, BUYER AGREES TO ACCEPT THE PURCHASED ASSETS, INCLUDING WITHOUT LIMITATION THE REAL PROPERTY, ON AN "AS IS" AND "WHERE IS" BASIS, WITH ALL FAULTS, AND WITHOUT ANY REPRESENTATION OR WARRANTY, ALL OF WHICH SELLER HEREBY DISCLAIMS. NO WARRANTY OR REPRESENTATION IS MADE BY SELLER AS TO FITNESS FOR ANY PARTICULAR PURPOSE, MERCHANTABILITY, DESIGN, QUALITY, CONDITION, OPERATION OR INCOME, COMPLIANCE WITH DRAWINGS OR SPECIFICATIONS, ABSENCE OF DEFECTS, ABSENCE OF HAZARDOUS OR TOXIC SUBSTANCES, ABSENCE OF FAULTS, FLOODING, OR COMPLIANCE WITH LAWS AND REGULATIONS INCLUDING, WITHOUT LIMITATION, THOSE RELATING TO HEALTH, SAFETY, AND THE ENVIRONMENT (INCLUDING, WITHOUT LIMITATION, THE ADA). BUYER ACKNOWLEDGES THAT BUYER HAS ENTERED INTO THIS AGREEMENT WITH THE INTENTION OF MAKING AND RELYING UPON ITS OWN INVESTIGATION OF THE PHYSICAL, ENVIRONMENTAL, ECONOMIC USE, COMPLIANCE, AND LEGAL CONDITION OF THE PURCHASED ASSETS, INCLUDING WITHOUT LIMITATION THE REAL PROPERTY, AND THAT BUYER IS NOT NOW RELYING, AND WILL NOT LATER RELY, UPON ANY REPRESENTATIONS AND WARRANTIES MADE BY SELLER OR ANYONE ACTING OR CLAIMING TO ACT, BY, THROUGH OR UNDER OR ON SELLER'S BEHALF CONCERNING THE PURCHASED ASSETS. ADDITIONALLY, BUYER AND

SELLER HEREBY AGREE THAT (A) BUYER IS TAKING THE REAL PROPERTY "AS IS" WITH ALL LATENT AND PATENT DEFECTS AND THAT THERE IS NO WARRANTY BY SELLER THAT THE REAL PROPERTY IS FIT FOR A PARTICULAR PURPOSE, (B) BUYER IS SOLELY RELYING UPON ITS EXAMINATION OF THE REAL PROPERTY, AND (C) BUYER TAKES THE REAL PROPERTY UNDER THIS AGREEMENT WITH THE EXPRESS UNDERSTANDING THAT THERE ARE NO EXPRESS OR IMPLIED WARRANTIES. BUYER IS, OR WILL BE AS OF THE CLOSING, FAMILIAR WITH THE REAL PROPERTY AND ITS SUITABILITY FOR BUYER'S INTENDED USE. THE PROVISIONS OF THIS SECTION 10.2 SHALL SURVIVE THE CLOSING OR ANY TERMINATION OF THIS AGREEMENT.

              WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, BUYER ACKNOWLEDGES THAT THE REAL PROPERTY MAY OR MAY NOT CONTAIN ASBESTOS AND/OR LEAD PAINT AND, THAT BUYER MAY OR MAY NOT BE REQUIRED TO REMEDIATE ANY ASBESTOS OR LEAD PAINT CONDITION IN ACCORDANCE WITH APPLICABLE LAW.

11.      DEFAULT AND DAMAGES.

         11.1 DEFAULT BY BUYER. In the event the Closing fails to occur due to a default on the part of Buyer of its obligations under this Agreement ("BUYER'S DEFAULT") Seller may (a) terminate this Agreement by written notice to Buyer and receive the Deposit as liquidated damages and Escrow Holder shall immediately deliver the Deposit to Seller, or (b) bring a suit for the specific performance of this Agreement, provided that any suit for specific performance must be brought within thirty (30) days of Buyer's Default, Seller waiving and releasing the right to bring suit at a later date. Such retention of the Deposit by Seller is intended to constitute liquidated damages to Seller and shall not be deemed to constitute a forfeiture or penalty.

         11.2 DEFAULT BY SELLER. In the event that the Closing fails to occur due to a default on the part of Seller of its obligations under this Agreement ("SELLER'S DEFAULT"), Buyer's sole and exclusive remedy shall be to elect one of the following: (a) to terminate this Agreement, in which event Buyer shall be entitled to the return by the Escrow Holder to Buyer of the Deposit, or (b) to bring a suit for the specific performance of this Agreement, provided that any suit for specific performance must be brought within thirty (30) days of Seller's Default, Buyer's waiving and releasing the right to bring suit at any later date. This Agreement confers no present right, title or interest in the Real Property to Buyer and Buyer agrees not to file a lis pendens or other similar notice against the Real Property except in connection with, and after, the proper filing of a suit for specific performance.

12.      BROKER'S COMMISSIONS.

         Neither party hereto has had any contact or dealing regarding the Real Property, or any communication in connection with the subject matter of this transaction, through any licensed real estate broker or other person who can claim a right to a commission or finder's fee as a procuring cause of the sale contemplated herein. In the event that any broker or finder perfects a claim for a commission or finder's fee, the party responsible for the contact or communication on which the broker or finder perfected such claim shall indemnify, save harmless and defend the other party from said claim and all costs and expenses (including reasonable attorneys' fees) incurred by the other party in defending against the same. The provisions of this Section 12 shall survive the Closing or any earlier termination of this Agreement.

13.      ACCESS TO PROPERTY AFTER CLOSING.

         13.1 REMEDIATION; ACCESS TO PROPERTY POST-CLOSING. Buyer acknowledges that Seller is in the process of performing certain work on the property necessary to obtain confirmation from the State of North Carolina that the prior removal of an underground storage tank formerly located on the Real Property has been accomplished in accordance with applicable law and that no further remedial work needs to be performed in connection with such removal. Seller will endeavor to complete such work prior to Closing. In the event that Seller is unable to do so, then Seller shall have the right and obligation, from and after the Closing, to enter the Real Property solely for the purpose of completing such work, which Seller agrees to complete at its cost and expense. Seller agrees to indemnify and hold Buyer harmless from any claims or damages caused by, arising out of, or incurred by Buyer in connection with the exercise by Seller of its rights, or Seller's failure to perform its obligation to complete such work in accordance with applicable law, under this Section 15.1.

14.      MISCELLANEOUS PROVISIONS.

         14.1 NOTICES. All written notices or demands of any kind which either party hereto may be required or may desire to serve on the other in connection with this Agreement shall be served by personal service, by registered or certified mail, recognized overnight courier service or facsimile transmission. Any such notice or demand so to be served by registered or certified mail, recognized overnight courier service or facsimile transmission shall be delivered with all applicable delivery charges thereon fully prepaid and, if the party so to be served be Buyer, addressed to Buyer as follows:


                           ------------------------

                           ------------------------

                           ------------------------
                           Tel. No:
                                   ----------------
                           Fax No:
                                   ----------------

and, if the party so to be served is Seller, addressed to Seller as follows:

                           277 Mallory Station Road
                           Suite 130
                           Franklin, Tennessee 37067
                           ATTN: Glynn Riddle
                           Tel. No: (615) 771-7575
                           Fax No: (615) 771-7409

         Service of any such notice or demand so made by personal delivery, registered or certified mail, recognized overnight courier or facsimile transmission shall be deemed complete on the date of actual delivery as shown by the addressee's registry or certification receipt or, as to facsimile transmissions, by "answer back confirmation" as applicable, or at the expiration of the third (3rd) business day after the date of dispatch, whichever is earlier in time. Either party hereto may from time to time, by notice in writing served upon the other as aforesaid, designate a different mailing address to which or a different person to whose attention all such notices or demands are thereafter to be addressed.

         14.2 ASSIGNMENT; BINDING ON SUCCESSORS AND ASSIGNS. Buyer shall not assign, transfer or convey its rights or obligations under this Agreement or with respect to the Purchased Assets without the prior written consent of Seller, which consent Seller may withhold in its sole, absolute and subjective discretion; provided, however, Buyer may assign its rights under the Agreement to an affiliated entity so long as (i) Buyer provides Seller with prior written notice of its intentions to assign its rights under this Agreement, which written notice shall include the name of the assignee and the assignee's signature block, (ii) the assignee assumes in writing Buyer's obligations hereunder and the assignee agrees in writing to be subject to all of the terms and conditions set forth in this Agreement, (iii) Buyer shall not be released from its obligations hereunder, and (iv) such assignment shall not delay the closing of this transaction. Any attempted assignment without the prior written consent of Seller which violates the provisions of this Section 16.2 shall be void and Buyer shall be deemed in default hereunder. Any permitted assignments shall not relieve the assigning party from its liability under this Agreement. Subject to the foregoing, and except as provided to the contrary herein, the terms, covenants, conditions and warranties contained herein and the powers granted hereby shall inure to the benefit of and bind all parties hereto and their respective heirs, executors, administrators, successors and assigns, and all subsequent owners of the Purchased Assets.

         14.3 ATTORNEYS' FEES. If any legal action or any arbitration or other proceeding is brought or if an attorney is retained for the enforcement of this Agreement or any portion thereof, or because of any alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the prevailing party shall be entitled to recover from the other reimbursement for the reasonable fees of attorneys and other costs (including court costs and witness fees) incurred by it, in addition to any other relief to which it may be entitled. The term "prevailing party" means the party obtaining substantially the relief sought, whether by compromise, settlement or judgment.

         14.4 ENTIRE AGREEMENT. This Agreement contains the entire agreement and understanding of the parties in respect to the subject matter hereof, and the parties intend for the literal words of this Agreement to govern and for all prior negotiations, drafts, and other extrinsic communications, whether oral or written, to have no significance or evidentiary effect. The parties further intend that neither this Agreement nor any of its provisions may be changed, amended, discharged, waived or otherwise modified orally except only by an instrument in writing duly executed by the party to be bound thereby.

         14.5 GOVERNING LAW. This Agreement shall be governed by the laws of the State of North Carolina.

         14.6 COUNTERPARTS. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         14.7 HEADINGS; CONSTRUCTION. The various headings of this Agreement are included for convenience only and shall not affect the meaning or interpretation of this Agreement or any provision hereof. When the context and construction so require, all words used in the singular herein shall be deemed to have been used in the plural and the masculine shall include the feminine and the neuter and vice versa. The use in this Agreement of the term "including" and related terms such as "include" shall in all cases mean "without limitation." All references to "days" in this Agreement shall be construed to mean calendar days unless otherwise expressly provided and all references to "business days" shall be construed to mean days on which national banks are open for business.

         14.8 PARTIAL VALIDITY; SEVERABILITY. If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be held invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each such term and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

         14.9 CALCULATION OF TIME PERIODS. Unless otherwise specified, in computing any period of time described herein, the day of the act or event after which the designated period of time begins to run is not to be included and the last day of the period so computed is to be included, unless such last day is a Saturday, Sunday or legal holiday for national banks in the State of North Carolina, in which event the period shall run until the end of the next day which is neither a Saturday, Sunday, or legal holiday.

         14.10 OFFER AND ACCEPTANCE. Unless both parties hereto have executed this Agreement on or before 5:00 p.m. CST on November 3, 2003, this Agreement, and any offer it constitutes on the part of Seller to sell the Purchased Assets to Buyer on the terms and condition set forth herein, shall automatically terminate and shall be of no further force and effect.


         IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

"SELLER"                                     "BUYER"

DIVERSICARE ASSISTED LIVING                  MARGARET SUTTON
SERVICES NC II, LLC


By:      /s/ Glynn Riddle                    By:    /s/ Margaret Sutton
         --------------------------                 ---------------------------
Name:    Glynn Riddle
         --------------------------
Its:
Date:
         --------------------------

                                    EXHIBIT A

                          Description of Real Property


         That certain tract or parcel of land lying and being located in Saulston Township, Wayne County, North Carolina, fronting on U.S. Highway #13 and bordering Gene R. Lancaster, being the same land described in deed book 1430, page 7, of the Wayne County Registry, containing 2.539 acres net and being further described as follows:

         Beginning at a point in the south line of U.S. Highway #13, which point is located N. 89' 38' 58" E. 692.39 feet from the Intersection of the centerlines of U.S. Highway #13 and N.C. State Road #1568, running thence with the south line of U.S. Highway #13, N. 87' 35' 00' E. 114.00 feet, N. 89' 05'
00" E. 122.30 feet, S. 85' 41' 00' E. 99.50 feet, S. 82' 22' 00' E. 99.50 feet and S. 79' 14' 15' E. 30.07 feet to a point in a ditch, running thence with the line of Gene R. Lancaster as follows, along said ditch S. 10' 53' 00" W. 289.26 feet and N. 78' 10' 00' W. 372.65 feet to an iron pipe, continuing N. 10' 53' 00' E. 90.00 feet to another ditch, thence along said ditch N. 78' 10' 00' W.
61.59 feet, thence along a fence N. 00' 25' 11' W. 126.16 feet to the point of beginning, the property described herein being shown on a map by Irvin A. Staton, Registered land Surveyor, entitled "Suttons Rest Home", dated Sept. 24, 1997.

                     ADDENDUM TO PURCHASE AND SALE AGREEMENT


Buyer:            Margaret Sutton
Seller:           Diversicare Assisted Living Services NC II, LLC
Property:         Suttons Rest Home
                  4258 US 13 North
                  Goldsboro, Wayne County, NC

         This Addendum to Purchase and Sale Agreement ("Addendum") is attached to and made a part of that certain Purchase and Sale Agreement dated as of November 14, 2003 by and between the above-referenced Buyer and Seller (the "Agreement") for the above-described real property (the "Property"). Capitalized terms used herein and not otherwise defined herein shall have the meaning given to them in the Agreement.

         In consideration of the Agreement, the covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

         1. CLOSING DATE. The parties agree that the Closing Date for the purchase and sale of the Purchased Assets shall be extended to and shall occur on or before October 22, 2004. Paragraph 3.1 of the Agreement is hereby amended by deleting the date of "November 20, 2003" from the first sentence thereof and replacing it with the date of "October 22, 2004".

         2. MAINTENANCE OF DALS LICENSE FOLLOWING CLOSING; SURRENDER OF LICENSE. In the event that Buyer closes its purchase of the Property in accordance with the Agreement, then Seller shall continue to keep the DALS License in place, and will not surrender the same, until the first to occur of (i) the issuance by DHHS to Buyer of an Adult Care Home License for the facility ("Buyer's License") authorizing Buyer, or its designated operating entity, to operate the facility as a fully licensed Adult Care Home, or (ii) December 31, 2004 (the "End Date"); subject however to the following conditions:

                  a. Promptly following Closing, Buyer shall commence and shall thereafter prosecute with due diligence such renovation, refurbishment, improvement or other work (the "Renovation Work") to the Facility necessary for it to satisfy all state and local requirements to permit the Facility to be operated as an Adult Care Home and to obtain Buyer's License. All cost and expense associated with such Renovation Work shall be the sole responsibility of Buyer. Seller shall have no obligation to perform or pay for any of the Renovation Work.

                  b. Until the DALS License is surrendered, Buyer will name Seller as an additional insured on Buyer's general liability and workers compensation insurance covering the Facility. At Closing, Buyer will provide Seller with a certificate of insurance evidencing such coverage.

                  c. Buyer shall not admit or accept any residents or otherwise use or operate the facility as an Adult Care Home or other facility for the occupancy or treatment of persons at any time prior to the effective date of Buyer's License. Buyer shall promptly notify, or cause DHHS to notify, Seller when Buyer's License has been issued to Buyer by DHHS and provide Seller with a copy of Buyer's license reflecting the effective date thereof.

                  d. There shall be no change on the part of DHHS from the understandings reached with the DHHS regarding the renewal of the DALS License, the Renovation Work to be performed by Buyer and the surrender of the License by Seller as set forth in the letters between Seller and DHHS dated December 15, 2003 and July 22, 2004, copies of each of which are attached hereto as Exhibit A.

                  e. In the event of a breach or failure of any one of the foregoing conditions, then Seller shall have the immediate right, without the necessity of any notice or demand to Buyer, to surrender the DALS License to DHHS and Seller shall be released from any further obligation hereunder to keep the DALS License in place.

                  f. In the event that for any reason whatsoever Buyer's License has not been issued by DHHS to Buyer in final form without any conditions by the End Date, then, unless the End Date and Seller's obligation to maintain the DALS License have been extended by mutual agreement of Buyer and Seller, as evidenced by a written instrument signed by each of them, and such extension has been approved by DHHS, on or before the End Date, Seller shall have the right immediately following the End Date, without the necessity of any notice or demand to Buyer, to surrender the DALS License to DHHS and Seller shall be released from any further obligation hereunder to keep the DALS License in place.

                  g. In the event that Buyer's License is issued to Buyer by DHHS prior to the End Date, then Seller's obligation to maintain the DALS License in effect shall cease and terminate effective as of the effective date of Buyer's License and Seller shall have the right, without the necessity of any notice or demand to Buyer, to immediately surrender the DALS License to DHHS.

         3. OPERATION. Buyer acknowledges and agrees that, notwithstanding the fact that Seller shall be shown as the licensed operator of the Facility following Closing until the surrender of the DALS License, Seller shall have no responsibility whatsoever for any operation, repair, maintenance, insurance, upkeep, or improvement of, to or otherwise in respect of the Facility. Seller's agreement to keep the DALS License in place is solely for the purpose of assisting Buyer in obtaining Buyer's License and not for any other purpose. From and after the Closing, Buyer, as the owner of the Property, including the Facility, shall have all responsibilities, obligations and liabilities with respect to the Property and the Facility.

         4. INDEMNITY. Buyer shall and does hereby agree to hold harmless and indemnify Seller from and against any and all claims, demands, liabilities, damages, costs, fees or expenses whatsoever (including reasonable attorneys' fees) suffered or incurred by, or asserted against, Seller and arising out of, resulting from, relating to or in any way connected with, directly or indirectly, (i) Seller maintaining and keeping the DALS license in effect following the Closing or (ii) Buyer's breach or failure to observe, keep or perform any of the terms, conditions, provisions, or obligations of this Addendum.

         5. BINDING EFFECT. This Addendum shall be binding upon and shall inure to the benefit of Buyer, Seller and their respective heirs, legal representatives, successors and assigns. The terms, provisions, agreements and obligations contained and set forth in this Addendum shall survive the Closing.

         6. FACSIMILE SIGNATURES. Signatures to this Addendum may be transmitted by facsimile or telecopy and such signatures shall be valid and effective to bind the party so signing, it being expressly agreed that each party to this Addendum shall be bound by his/her/its own facsimile or telecopied signature and shall accept the facsimile or telecopied signature of the other party to this Addendum.

         IN WITNESS WHEREOF the parties have executed this Addendum as of the date last signed by the parties hereto as set forth beneath their signatures below.


                                BUYER:



                                /s/ Margaret Sutton
                                --------------------------------------------
                                Margaret Sutton

                                Date:    October 11, 2004
                                         -----------------------------------


                                SELLER:

                                Diversicare Assisted Living Services NC II, LLC



                                By:      /s/ Glynn Riddle
                                         -----------------------------------
                                Its:     EVP & CFO
                                         -----------------------------------
                                Date:    October 14, 2004
                                         -----------------------------------